Exhibit 4.4

JOHN HANCOCK LIFE INSURANCE COMPANY

AND

JPMORGAN CHASE BANK, N.A.

as Trustee

SECOND SUPPLEMENTAL INDENTURE

dated as of July 8, 2005

to

INDENTURE

dated as of June 15, 2002

SIGNATURENOTES(SM)

(SM) SERVICE MARK OF JOHN HANCOCK LIFE INSURANCE COMPANY

THIS SECOND SUPPLEMENTAL INDENTURE dated as of July 8, 2005 (the “Second Supplemental Indenture”), between JOHN HANCOCK LIFE INSURANCE COMPANY, a stock life insurance company duly organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter sometimes called the “Company”), and JPMORGAN CHASE BANK, N.A., a national banking association (formerly JPMorgan Chase Bank), as trustee hereunder (the “Trustee”), supplements the Indenture dated as of June 15, 2002 between the parties hereto (the “Base Indenture”), as previously supplemented by the Supplemental Indenture dated as of January 16, 2003 (the “First Supplemental Indenture” and, together with the Base Indenture and any further supplements from time to time executed and delivered in accordance with the terms of the Base Indenture, the “Indenture”). Capitalized terms used herein which are not defined shall have the meaning set forth in the Indenture.

WITNESSETH:

WHEREAS, Manulife Financial Corporation (the “Guarantor”) is the indirect owner of all of the Company’s outstanding stock;

WHEREAS, the Guarantor has executed a Subordinated New Note Guarantee dated as of July 8, 2005 (the “Subordinated New Note Guarantee”) unconditionally guaranteeing the full and punctual payment when due of all amounts payable by the Company on all New Notes (defined below) that are issued subject to the Subordinated New Note Guarantee;

WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes its Notes and has issued, and may issue from time to time, Notes which may bear floating or variable rates of interest based on changes in the Consumer Price Index (“CPI Notes”);

WHEREAS, the Company may issue from time to time Notes which may bear floating or variable rates of interest based on changes in commercial paper rates, CMT rates, or Federal Funds rates (such Notes, together with the CPI Notes, the “Additional Floating Rate Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture to facilitate the implementation of the Subordinated New Note Guarantee and to consolidate into the Indenture the terms applicable to all Floating Rate Notes, including the Additional Floating Rate Notes; and

WHEREAS, all acts and things necessary to constitute this Second Supplemental Indenture a valid agreement of the Company according to its terms, have been done and performed;

NOW, THEREFORE: In order to specify certain matters relating to the Subordinated New Note Guarantee and declare the terms and conditions upon which the Additional Floating Rate Notes are issued and delivered, and in consideration of the premises, of the purchase and acceptance of Additional Floating Rate Notes by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the benefit, to the extent applicable, of the respective holders from time to time of the Notes or particular series or Tranches of the Notes, as follows:

ARTICLE 1

SUBORDINATED NEW NOTE GUARANTEE

Section 1.1. Amendments to Indenture Definitions. Section 1.01 of the Indenture is hereby amended by adding the following definitions:

“FIXED RATE NOTES: The term “Fixed Rate Notes” shall refer to Notes other than Floating Rate Notes.

FLOATING RATE NOTES: The term “Floating Rate Notes” shall refer to Notes which bear floating or variable rates of interest.

GUARANTOR: The term “Guarantor” shall mean Manulife Financial Corporation, as guarantor under the Subordinated New Note Guarantee, or any successor thereto by law or in accordance with the terms of the Subordinated New Note Guarantee.

NEW NOTES: The term “New Notes” shall refer to Notes issued on or after July 8, 2005.

SUBORDINATED NEW NOTE GUARANTEE: The term “Subordinated New Note Guarantee” shall mean the Subordinated New Note Guarantee dated as of July 8, 2005 from the Guarantor to the Trustee and the holders of New Notes issued subject to the guaranty provided thereby.”

Section 1.2. Subordinated New Note Guarantee. Article Four of the Indenture is amended by inserting the following Section 4.05:

“SECTION 4.05. SUBORDINATED NEW NOTE GUARANTEE. Amounts payable by the Company on the New Notes or, with respect to the New Notes, under this Indenture shall be irrevocably and unconditionally guaranteed by the Guarantor as provided in the Subordinated New Note Guarantee; provided that any New Notes issued subsequent to the receipt by the Trustee of notice from the Guarantor in accordance with the Subordinated New Note Guarantee that the Subordinated New Note Guarantee has been terminated with respect to subsequently-issued New Notes shall not be guaranteed by the Subordinated New Note Guarantee.”

Section 1.3. Rights under Subordinated New Note Guarantee. Section 6.02 of the Indenture is amended by inserting at the end thereof the following paragraph:

“Without limiting any of the Trustee’s rights hereunder or thereunder, in the case of an Event of Default the Trustee may in its discretion exercise its rights under the Subordinated New Note Guarantee or take such action as the Trustee shall deem most effectual to enforce any of its rights or any of the Guarantor’s obligations under the Subordinated New Note Guarantee. No amounts collected by the Trustee under the Subordinated New Note Guarantee shall be applied to the payment of any Notes that are not subject to the Subordinated New Note Guarantee.”

Section 1.4. Proceedings on Subordinated New Note Guarantee. Section 6.04 of the Indenture is amended to read as follows:

“SECTION 6.04. PROCEEDINGS BY NOTEHOLDERS. No holder of any Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceedings at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder or, subject to the next paragraph, the Subordinated New Note Guarantee, unless (a) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided; (b) the holders of not less than twenty-five percent in aggregate principal amount of the Notes of such series then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder; (c) such holder or holders shall have offered to the Trustee such indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; (d) the Trustee for sixty days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; and (e) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes of any series, shall have any right in any manner whatever by virtue or by availing himself of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes of such series, or to obtain or seek to obtain priority over or preference to any other such holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes of such series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Note to receive payment of the principal of and interest, premium and Additional Amounts, if any, on such Note (whether from the Company or, if such Note is subject to the Subordinated New Note Guarantee, from the Guarantor), on or after the respective due dates expressed or provided for in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder. With respect to Discount Notes, principal shall mean the Amortized Face Amount thereof or such other amount as shall be due and payable as specified in the terms of the Notes.

Section 1.5. Discharge of Subordinated New Note Guarantee. (a) Section 13.01 of the Indenture is amended by inserting at the end thereof the following sentence:

“If the Company, at its option, with respect to a series or Tranche of New Notes that is subject to the Subordinated New Note Guarantee satisfies the conditions of this Section 13.01, then the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Subordinated New Note Guarantee with respect to the New Notes of such series or Tranche and to have satisfied all the obligations under this Indenture relating to the New Notes of such series or Tranche and, upon such occurrence, upon request and at the expense of the Guarantor, the Trustee shall deliver to the Guarantor a proper instrument acknowledging the discharge of the Guarantor’s obligations under the Subordinated New Note Guarantee with respect to the applicable series or Tranche of New Notes.

(b) Section 13.05 of the Indenture is amended by inserting at the end thereof the following sentence:

“If the Company, at its option, with respect to a series or Tranche of New Notes that is subject to the Subordinated New Note Guarantee satisfies the conditions of this Section 13.05 for the deemed payment and discharge of the entire indebtedness on all outstanding New Notes of such series or Tranche, then the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Subordinated New Note Guarantee with respect to the New Notes of such series or Tranche and to have satisfied all the obligations under this Indenture relating to the New Notes of such series or Tranche and, upon such occurrence, upon request and at the expense of the Guarantor, the Trustee shall deliver to the Guarantor a proper instrument acknowledging the discharge of the Guarantor’s obligations under the Subordinated New Note Guarantee with respect to the applicable series or Tranche of New Notes.”

Section 1.6. Form of Notes. The form of Fixed Rate Notes set forth in Exhibit A of the Base Indenture and the form of Floating Rate Notes set forth in Appendix A of the First Supplemental Indenture are amended with respect to Fixed Rate Notes and Floating Rate Notes issued after the effective date of this Second Supplemental Indenture so as to conform to the forms attached as Appendix A-1 and A-2, respectively, of this Second Supplemental Indenture.

ARTICLE 2

ADDITIONAL FLOATING RATE NOTES

Section 2.1. Amendments Relating to Additional Floating Rate Notes. The First Supplemental Indenture is hereby amended as follows to provide for the issuance of Additional Floating Rate Notes:

(a) The first paragraph of Section 1 of the First Supplemental Indenture is amended to read as follows:

“Interest on Floating Rate Notes will be payable in arrears on each Interest Payment Date and at Maturity. The dates specified in the applicable Issuance Order shall be the dates on which interest will be payable on Floating Rate Notes. If any Interest Payment Date on Floating Rate Notes, other than an Interest Payment Date at Maturity, is a day that is not a Business Day (or in the case of a Note having LIBOR as an Interest Rate Basis (as defined below) (a “LIBOR note”), a day that is not a London Business Day, as defined below), the Interest Payment Date will be postponed to the next succeeding day that is a Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day) and, unless otherwise specified in the applicable Issuance Order, interest shall continue to accrue until paid or made available for payment. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day), the Company will make the required payment of principal and interest on the next succeeding Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day); however, no additional interest on such payment will accrue for the period from and after the date of Maturity. However, in the case of a LIBOR note only, if an Interest Payment Date or payment at Maturity falls on a date that is not a London Business Day and the next London Business Day falls in the next calendar month, the payment date will be the immediately preceding day which is a London Business Day.”

(b) The last sentence of the fourth paragraph of Section 1 of the First Supplemental Indenture is amended to read as follows:

“Unless otherwise specified in the applicable Issuance Order, the applicable Day Count Convention, as defined below, for Treasury Rate Floating Rate Notes will be “Actual/365 (Fixed)”, for CP Rate, Federal Funds Rate, LIBOR and Prime Rate Floating Rate Notes will be “Actual/360”, for CD Rate and CMT Rate Floating Rate Notes will be “Actual/Actual (Historical)” and for CPI Adjustment Rate Floating Rate Notes will be “30/360.”

(c) The third paragraph of Section 2 of the First Supplemental Indenture is amended to read as follows:

“As used in this Supplemental Indenture, the “Interest Rate Basis” means, the CD Rate, the CP Rate, the CMT Rate, the CPI Adjustment Rate, the Federal Funds Rate, LIBOR, the Prime Rate, or the Treasury Rate, each as defined below.”

(d) The second sentence of the second paragraph of Section 3 of the First Supplemental Indenture is amended to read as follows:

“If any Interest Reset Date for the Floating Rate Notes (other than CPI Adjustment Rate Floating Rate Notes) would otherwise be a day that is not a Business Day (or in the case of a LIBOR note, a day that is not a London Business Day), the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day (or in the case of a LIBOR note, a day that is the next succeeding London Business Day); unless otherwise provided in the applicable Issuance Order, the specified Interest Reset Date for the CPI Adjustment Rate Floating Rate Notes shall be the Interest Reset Date irrespective of whether it is a Business Day.”

(e) Section 5 of the First Supplemental Indenture is amended to read as follows:

“5. Calculation Agent. Unless otherwise set forth in the applicable Issuance Order, JPMorgan Chase Bank, N.A. will be the calculation agent and will determine the applicable interest rate for each Interest Reset Date. Upon the request of the holder of a Floating Rate Note, the calculation agent will provide the interest rate then in effect (when available). All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent manifest error, will be conclusive for all purposes and binding on the Company, the Trustee and the beneficial owners of the Floating Rate Notes. All percentages resulting from any calculation on the Floating Rate Notes (other than Floating Rate Notes bearing the CPI Adjustment Rate) will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All percentages resulting from any calculation on Floating Rate Notes bearing the CPI Adjustment Rate will be rounded to the nearest one hundredth of a percentage point, with five one-thousandths of a percentage point rounded upwards. For example, 9.876% (or .09876) would be rounded to 9.88% (or .0988). All dollar amounts used in or resulting from these calculations will be rounded to the nearest cent with one-half cent being rounded upwards.”

(f) Section 6 of the First Supplemental Indenture is amended by inserting at the end thereof the following subsections E, F, G and H:

E. CMT Rate. “CMT Rate” means:

(1)	the rate displayed on the Designated CMT Telerate Page (defined below) under the caption “. . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.,” under the column for the Designated CMT Maturity Index (defined below) for (a) the second Business Day preceding the applicable Interest Reset Date, if the Designated CMT Telerate Page is 7051, or (b) the week or the month, as applicable, ended immediately preceding the week in which the Interest Reset Date occurs, if the Designated CMT Telerate Page is 7052, or

(2)	if the relevant information described in clause (1) is no longer published, or not published by 3:00 P.M., New York City time, on the Interest Reset Date, then the CMT Rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other United States Treasury rate for the Designated CMT Maturity Index on the Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519), or

(3)	if the relevant information described in clause (2) is not provided by 3:00 P.M., New York City time, on the Interest Reset Date, then the calculation agent will determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Reset Date, reported, according to their written records, by three leading primary United States government securities dealers in New York City (the “Reference Dealers”), selected by the calculation agent as described in the following sentence. The calculation agent will select five Reference Dealers, after consultation with the Company, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury notes”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than that Designated CMT Maturity Index minus one year. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used. If the calculation agent cannot obtain three Treasury notes quotations, the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Reset Date of three Reference Dealers in New York City, selected using the same method described above, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of the Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated. If fewer than three Reference Dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT Rate for the immediately preceding Interest Reset Period, or, in the case of the first Interest Reset Period, the initial interest rate set forth in the applicable Issuance Order minus the Spread (if any).

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable Issuance Order for which the CMT Rate will be calculated. If no maturity is specified in the applicable Issuance Order, the Designated CMT Maturity Index will be two years.

“Designated CMT Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page designated in the applicable Issuance Order or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable Issuance Order, the Designated CMT Telerate Page will be 7052, for the most recent week.

F. CP Rate.”CP Rate” means:

(1)	the Money Market Yield, calculated as described below, of the rate reported for the second Business Day preceding the applicable Interest Reset Date for commercial paper having a maturity closest to the Index Maturity specified in the applicable Issuance Order, as that rate is published in the H.15 Daily Update under the heading “Commercial Paper — Nonfinancial” on the Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than four Business Days subsequent to, the Interest Reset Date, or

(2)	if the above rate is not published on the Interest Reset Date or on any of the four Business Days immediately following the Interest Reset Date, the rate reported for the second Business Day preceding the applicable Interest Reset Date for commercial paper having a maturity closest to the Index Maturity specified in the applicable Issuance Order as published in the H.15(519) under the heading “Commercial Paper — Nonfinancial” on the Interest Reset Date, or if not published on such date then as published on a Business Day which is closest to, but not more than five Business Days subsequent to, the Interest Reset Date, or

(3)	if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M., New York City time, on the fifth Business Day following that Interest Reset Date as the arithmetic mean of the secondary market offered rates as of 11:00 A.M., New York City time, on the fifth Business Day following that Interest Reset Date of three leading dealers of commercial paper in New York City selected by the calculation agent, for commercial paper (a) of the highest credit ratings from at least two nationally recognized statistical rating agencies and (b) with a remaining maturity closest to the Index Maturity specified in the applicable Issuance Order, or

(4)	if the dealers selected by the calculation agent are not quoting as set forth in clause (3), the CP Rate will remain the rate already in effect on the day preceding Interest Reset Date, or, in the case of the first Interest Reset Period, the initial interest rate set forth in the applicable Issuance Order minus the Spread (if any).

“Money Market Yield” means the yield calculated in accordance with the following formula:

Money Market Yield =	D x 360 x 100
360 - (D x M)

where “D” refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

G. CPI Adjustment Rate. “CPI Adjustment Rate” or “Consumer Price Index Adjustment Rate” means:

(1)	The percentage obtained by deducting CPIt-12 (defined below) from CPIt (defined below), and dividing the result by CPIt-12. “CPIt” means the Index Level reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the seventh Business Day preceding the applicable Interest Reset Date (the “Interest Rate Determination Date”) as the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (“CPI”) published in the calendar month immediately preceding the applicable Interest Rate Determination Date by the Bureau of Labor Statistics of the U.S. Department of Labor (“BLS”) as the CPI for the second calendar month preceding the applicable Interest Rate Determination Date. “CPIt-12” means the Index Level of CPI for the calendar month that is 12 calendar months prior to the calendar month of the Index Level of CPI used for purposes of CPIt. If the CPI for the second calendar month preceding the applicable Interest Rate Determination Date is not reported on Bloomberg CPURNSA or any successor service by 3:00 PM on the applicable Interest Rate Determination Date, but has otherwise been published by the BLS, the calculation agent will determine the CPI as published by the BLS for such second calendar month preceding the applicable Interest Rate Determination Date using such other source as on its face, and after consultation with the Company, appears to accurately set forth the CPI, as published by the BLS. In calculating CPIt and CPIt-12 on the applicable Interest Rate Determination Date, the calculation agent will use the most recently available Index Level of the CPI for the applicable second month preceding the applicable Interest Rate Determination Date, even if such Index Level has been adjusted from a prior reported Index Level for the relevant month. However, if an Index Level of CPIt or CPIt-12 used by the calculation agent on any Interest Rate Determination Date to determine the interest rate on the notes (an “Initial CPI”) is subsequently revised by the BLS, the calculation agent will continue to use the Initial CPI, and the interest rate determined will not be revised. If the CPI is rebased to a different year or period, the base reference period for the purposes of calculations relating to the CPI Adjustment Rate will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published; or

(2)	if, while Floating Rate Notes bearing interest at the CPI Adjustment Rate are outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, the applicable substitute index for such Floating Rate Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997), and the procedures described in (1) will be adapted by the calculation agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the calculation agent; or

(3)	if, while Floating Rate Notes bearing interest at the CPI Adjustment Rate are outstanding, the CPI is discontinued or, in the opinion of the BLS, as evidenced by a public release, which opinion is concurred with by the Company, substantially altered, and if at such time or thereafter no Inflation-Linked Treasuries are outstanding, at such time as no Inflation-Linked Treasuries are outstanding the applicable substitute index for such Floating Rate Notes will be determined by the calculation agent as directed by the Company in accordance with general market practice at the time, and the procedures described in (1) will be adapted by the calculation agent as directed by the Company in accordance with general market practice at the time for calculating an interest rate based on changes in such substitute index, provided that the procedure for determining the resulting interest rate is administratively acceptable to the calculation agent.

H. Federal Funds Rate. “Federal Funds Rate” means:

(1)	the rate reported for the second Business Day preceding the applicable Interest Reset Date for Federal Funds as published in the H.15 Daily Update on the Interest Reset Date under the heading “Federal Funds/Effective Rate,” or if not published on such date then as published on a Business Day which is the closest to follow, but not more than four Business Days subsequent to, the Interest Reset Date, or

(2)	if the rate referred to in clause (1) is not published on the Interest Reset Date or on any of the four Business Days immediately following the Interest Reset Date, the rate reported for the second Business Day preceding the applicable Interest Reset Date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, Inc., or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate Page 120,”

(3)	if the rate referred to in clause (2) is not published on the Interest Reset Date or on any of the five Business Days immediately following the Interest Reset Date, the rate calculated by the calculation agent, as of approximately 3:30 P.M., New York City time, on the fifth Business Day following that Interest Reset Date as the arithmetic mean of the rates for the last transaction in overnight Federal Funds by each of three leading brokers of federal funds transactions in New York City selected by the calculation agent, after consultation with the Company, on the fifth Business Day following that Interest Reset Date, or

(4)	if the brokers selected by the calculation agent are not quoting as set forth in clause (3), the Federal Funds Rate will remain the rate already in effect on the day preceding the Interest Reset Date, or, in the case of the first Interest Reset Period, the initial interest rate set forth in the applicable Issuance Order minus the Spread (if any).

ARTICLE 3

MISCELLANEOUS

Section 3.1. Benefits of Second Supplemental Indenture Restricted to Parties and Holders. Nothing in this Second Supplemental Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, other than the parties hereto and their successors and the holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Notes.

Section 3.2. Provisions Binding on Company’s Successor. All the covenants, stipulations, promises and agreements in this Second Supplemental Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.3. Trust Indenture Act to Control. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision included in this Second Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an “incorporated provision”), such incorporated provision shall control.

Section 3.4. Execution in Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 3.5. New York Contract. This Second Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law and except as may otherwise be required by mandatory provisions of law.

Section 3.6. Severability of Provisions. Any prohibition, invalidity or unenforceability of any provision of this Second Supplemental Indenture in any jurisdiction shall not invalidate or render unenforceable the remaining provisions hereto in such jurisdiction and shall not invalidate or render unenforceable such provisions in any other jurisdiction.

Section 3.7. Ratification and Incorporation of Indenture. As supplemented hereby, the Indenture is in all respects ratified and confirmed and the Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. The provisions of this Second Supplemental Indenture shall supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 3.8. Trustee not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

JPMorgan Chase Bank, N.A. hereby accepts the trusts in this Second Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, JOHN HANCOCK LIFE INSURANCE COMPANY has caused this Second Supplemental Indenture to be signed by one of its Senior Vice Presidents or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and JPMorgan Chase Bank, N.A. has caused this Second Supplemental Indenture to be signed, and its corporate seal to be affixed hereunto, and the same to be attested by its duly authorized officers, all as of the day and year first above written.

JOHN HANCOCK LIFE INSURANCE COMPANY
[Corporate Seal]

Attest:	/s/ Jennifer Tansey	By:	/s/ Ronald J. McHugh
	Jennifer Tansey	Name:	Ronald J. McHugh
	Assistant Secretary	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Trustee
[Corporate Seal]

Attest:	/s/ Diane Darconte	By:	/s/ James D. Heaney
	Diane Darconte	Name:	James D. Heaney
	Trust Officer	Title:	Vice President

APPENDIX A-1

(Form of Book-Entry Fixed Rate Note)

Book-Entry Global Note

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED NO.	CUSIP NO.

Interest Rate:	Principal Amount: $

Issue Date:

Maturity Date:

Interest Payment Date(s):

Redemption Provisions:

Repayment Provisions:

Survivor’s Option:

A-1-1

JOHN HANCOCK LIFE INSURANCE COMPANY

SIGNATURENOTES(SM)

For value received, JOHN HANCOCK LIFE INSURANCE COMPANY, a stock life insurance company duly organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the “Company”), hereby promises to pay to Cede & Co., or registered assigns, at the office of JPMorgan Chase Bank, N.A., New York, New York, the principal amount stated above on the Maturity Date stated above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the Interest Rate per annum stated above (on the basis of a 360 day year of twelve 30 day months), in like coin or currency, on the Interest Payment Date(s) set forth above and on the Maturity Date (or on the date of redemption or repayment by the Company prior to maturity pursuant to mandatory or optional redemption provisions, provisions for redemption by the Company upon a Determination of Tax Event, or the Survivor’s Option, in each case if provided in any Issuance Order or supplemental indenture applicable to this Note). The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered (i) if such Interest Payment Date occurs on the 15th day of a month, at the close of business on the first day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs, (ii) if such Interest Payment Date occurs on the first day of a month, at the close of business on the 15th day (whether or not a Business Day) of the calendar month preceding the month in which such Interest Payment Date occurs, or (iii) if such Interest Payment Date occurs on any day other than the first or 15th day of the month, at the close of business on the 15th day (whether or not a Business Day) preceding such Interest Payment Date; provided that, notwithstanding the foregoing clauses (i), (ii) and (iii), the Regular Record Date with respect to the final Interest Payment Date will be the final Interest Payment Date. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or the day to which the principal hereof has been paid (or duly provided for), as the case may be.

Additional Amounts shall be payable if so provided in the Issuance Order or supplemental indenture applicable to this Note.

This Global Note is one of a duly authorized issue of Notes of the Company designated as its SignatureNotes(SM) (hereinafter called the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of June 15, 2002 (herein called the “Indenture”) duly executed by the Company to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank), Trustee (hereinafter, together with any successor thereto, called the “Trustee”), to which Indenture and all indentures supplemental thereto or Issuance Orders relating thereto, reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Notes.

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This Global Note is one of a duly authorized issue of Notes of the Company designated as its SignatureNotes(SM) (hereinafter called the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of June 15, 2002 (herein called the “Indenture”) duly executed by the Company to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank), Trustee (hereinafter, together with any successor thereto, called the “Trustee”), to which Indenture and all indentures supplemental thereto or Issuance Orders relating thereto, reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all affected series or Tranches of Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall (i) change the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any supplemental indenture, without the consent of the holders of all affected Notes then outstanding.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

Upon due presentment for registration of transfer of this Global Note at the office or agency of the Company in the Borough of Manhattan, the City of New York, a new Global Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Global Note shall be overdue), for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 2.03 of the Indenture) interest hereon and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or

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against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Global Note.

Under certain circumstances described in the Indenture, the Company will issue Notes in definitive form in exchange for the Global Notes. In such event, an owner of a beneficial interest in the Global Notes will be entitled to have Notes equal in aggregate principal amount to such beneficial interests registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $l,000.

This Global Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws of such state.

Capitalized terms used herein without definition and which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURE OF ITS DULY AUTHORIZED OFFICER.

JOHN HANCOCK LIFE INSURANCE COMPANY

Date:	By:
Title

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-MENTIONED INDENTURE.

JPMORGAN CHASE BANK, N.A., AS TRUSTEE

By:
Authorized Officer

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[Include paragraph below only for New Notes issued subject to Subordinated New Note Guarantee]

SUBORDINATED NEW NOTE GUARANTEE

Amounts payable by the Company on this Note are irrevocably and unconditionally guaranteed by Manulife Financial Corporation as provided in the Subordinated New Note Guarantee dated as of July 8, 2005 from Manulife Financial Corporation to the Trustee and the holders of Notes issued subject to such guarantee.

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ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

__________________________________________________.

Please print or typewrite name and address including postal zip code of assignee:

_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________

the within Global Note of JOHN HANCOCK LIFE INSURANCE COMPANY and hereby does irrevocably constitute and appoint                                          Attorney to transfer the said Global Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

SIGN HERE                                           NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS GLOBAL NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

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APPENDIX A-2

(Form of Book-Entry Floating Rate Note)

Book-Entry Global Note

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED NO.	CUSIP NO.

Principal Amount:	Interest Rate: Floating Rate Note

Issue Date:	Initial Interest Rate:

Maturity Date:	Interest Reset Periods:

______________________________________

______________________________________

______________________________________

Interest Payment Date(s):	Interest Reset Dates:

______________________________________	______________________________________

______________________________________	______________________________________

______________________________________	______________________________________

Day Count Convention:	Interest Rate Basis:

Redemption Provisions:	Index Maturity:

Repayment Provisions:	Spread:

Survivor’s Option:	Maximum Interest Rate:

Minimum Interest Rate:

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JOHN HANCOCK LIFE INSURANCE COMPANY

SIGNATURENOTES(SM)

For value received, JOHN HANCOCK LIFE INSURANCE COMPANY, a stock life insurance company duly organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the “Company”), hereby promises to pay to Cede & Co., or registered assigns, at the office of JPMorgan Chase Bank, N.A., New York, New York, the principal amount stated above on the Maturity Date stated above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at the applicable Interest Rate per annum in like coin or currency, on the Interest Payment Date(s) set forth above and on the Maturity Date (or on the date of redemption or repayment by the Company prior to maturity pursuant to mandatory or optional redemption provisions, provisions for redemption by the Company upon a Determination of Tax Event, or the Survivor’s Option, in each case if provided in any Issuance Order or supplemental indenture applicable to this Note). The Initial Interest Rate shall be as stated above. JPMorgan Chase Bank, N.A. will be the calculation agent and, commencing with the first Interest Reset Date, will determine the applicable Interest Rate for all Interest Reset Periods subsequent thereto. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, absent manifest error, will be conclusive for all purposes and binding on the Company and the beneficial owners of this Note. As reset on each Interest Reset Date, the Interest Rate shall be determined by reference to the Interest Rate Basis stated above, for the Index Maturity stated above, plus the Spread stated above, subject to the Maximum Interest Rate stated above and the Minimum Interest Rate stated above. The interest payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this Note is registered (i) if such Interest Payment Date occurs on the 15th day of a month, at the close of business on the first day (whether or not a Business Day) of the calendar month in which such Interest Payment Date occurs, (ii) if such Interest Payment Date occurs on the first day of a month, at the close of business on the 15th day (whether or not a Business Day) of the calendar month preceding the month in which such Interest Payment Date occurs, or (iii) if such Interest Payment Date occurs on any day other than the first or 15th day of the month, at the close of business on the 15th day (whether or not a Business Day) preceding such Interest Payment Date; provided that, notwithstanding the foregoing clauses (i), (ii) and (iii), the Regular Record Date with respect to the final Interest Payment Date will be the final Interest Payment Date. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this Note.

Each payment of interest on a Note shall include accrued interest (calculated in accordance with the Day Count Convention stated above) from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or the day to which the principal hereof has been paid (or duly provided for), as the case may be.

Additional Amounts shall be payable if so provided in the Issuance Order or supplemental indenture applicable to this Note.

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This Global Note is one of a duly authorized issue of Notes of the Company designated as its SignatureNotes(SM) (hereinafter called the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of June 15, 2002, as amended, (herein called the “Indenture”) duly executed by the Company to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank), Trustee (hereinafter, together with any successor thereto, called the “Trustee”), to which Indenture and all indentures supplemental thereto or Issuance Orders relating thereto, reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Notes.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all affected series or Tranches of Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall (i) change the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any supplemental indenture, without the consent of the holders of all affected Notes then outstanding.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Global Note at the places, at the respective times, at the rate, and in the coin or currency, herein prescribed.

Upon due presentment for registration of transfer of this Global Note at the office or agency of the Company in the Borough of Manhattan, the City of New York, a new Global Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Global Note shall be overdue), for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 2.03 of the Indenture) interest hereon and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Global Note.

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Under certain circumstances described in the Indenture, the Company will issue Notes in definitive form in exchange for the Global Notes. In such event, an owner of a beneficial interest in the Global Notes will be entitled to have Notes equal in aggregate principal amount to such beneficial interests registered in its name and will be entitled to physical delivery of such Notes in definitive form. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $l,000.

This Global Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws of such state.

Capitalized terms used herein without definition and which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURE OF ITS DULY AUTHORIZED OFFICER.

JOHN HANCOCK LIFE INSURANCE COMPANY

Date:	By:
Title

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-MENTIONED INDENTURE.

JPMORGAN CHASE BANK, N.A., AS TRUSTEE

By:
Authorized Officer

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[Include paragraph below only for New Notes issued subject to Subordinated New Note Guarantee]

SUBORDINATED NEW NOTE GUARANTEE

Amounts payable by the Company on this Note are irrevocably and unconditionally guaranteed by Manulife Financial Corporation as provided in the Subordinated New Note Guarantee dated as of July 8, 2005 from Manulife Financial Corporation to the Trustee and the holders of Notes issued subject to such guarantee.

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ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

__________________________________________________.

Please print or typewrite name and address including postal zip code of assignee:

_________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________

the within Global Note of JOHN HANCOCK LIFE INSURANCE COMPANY and hereby does irrevocably constitute and appoint                                          Attorney to transfer the said Global Note on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

SIGN HERE                                           NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS GLOBAL NOTE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

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